Exhibit 99.1

JOINT NEWS RELEASE
Independent Bank Corp.	Mayflower Bancorp, Inc.
Investor Contact: Denis K. Sheahan Chief Financial Officer (781) 982-6341	Investor and Media Contact: Edward M. Pratt President and Chief Executive Officer (508) 947-4343
Media Contact: Ralph Valente Senior Vice President (781) 982-6636 ralph.valente@rocklandtrust.com

INDEPENDENT BANK CORP. and MAYFLOWER BANCORP, INC.
SIGN DEFINITIVE MERGER AGREEMENT
FOR ACQUISITION OF MAYFLOWER BANCORP, INC.

Rockland, Massachusetts and Middleboro, Massachusetts (May 14, 2013). Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, and Mayflower Bancorp, Inc. (NASDAQ: MFLR), parent of Mayflower Bank, have signed a definitive agreement for Independent to acquire Mayflower and Rockland Trust to acquire Mayflower Bank.

Mayflower Bank was founded in 1889 and currently has 8 Plymouth County bank branches, approximately $236 million in deposits, and approximately $141 million in loans.

“We are pleased to welcome Mayflower Bank customers and colleagues to Rockland Trust,” said Christopher Oddleifson, the Chief Executive Officer of Independent. “Mayflower Bank is a profitable, well-managed institution with an excellent deposit base and strong credit quality. This acquisition will further strengthen Rockland Trust's position in the attractive Plymouth County area.”

“This transaction is good for our customers and is in the best interests of our shareholders,” said Edward M. Pratt, the Chief Executive Officer of Mayflower. “We are pleased to join Rockland Trust, a growing company with a terrific brand in our region. Our customers will benefit from the greater range of products and services that Rockland Trust offers and the convenience of Rockland Trust locations across Eastern Massachusetts.”

The agreement provides that 70% of outstanding Mayflower shares will be exchanged for Independent shares at a fixed exchange ratio of .565 of an Independent share for each Mayflower share. Independent will purchase the remaining 30% of outstanding Mayflower shares for $17.50 per share in cash. Based upon Independent's $32.03 per share closing price on May 13, 2013 the transaction is valued at approximately $37.2 million. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes and to provide a tax-free exchange for Mayflower shareholders who receive Independent shares. Mayflower shareholders will be able to elect between receiving cash or Independent shares, subject to proration and allocation so that 70% of outstanding Mayflower shares are exchanged for Independent stock and 30% exchanged for cash.

This map depicts the current bank branch locations of Rockland Trust and Mayflower Bank:

Rockland Trust
Mayflower Bank
Burlington
Wakefield
Salem
Harvard
Lexington
Lynn
Marblehead
Stow
Clinton
Revere
Marlborough
Newton
Boston
Boston Harbor
Shrewsbury
Framingham
Needham
Dedham
Grafton
Holliston
Norwood
Braintree
Norwell
Canton
Stoughton
Easton
Uxbridge
Provincetown
Woonsocket
North Attleboro
Cumberland Hill
Truro
Wellfleet
North Providence
Pawtucket
Myles Standish Monument State Res
Cape Cod Bay
North Eastham
Lakeville
Dighton
Providence
Cape Cod
Salt Pond
Cranston
Sandwich
Brewster
West Warwick
Warwick
Somerset
Barnstable
Marion
Coventry
Bristol
Forestdale
Westport
North Kingstown
Quicksand Pond
Buzzards Bay
Nantucket Sound
Newport
Vineyard Haven
Almy Pond
Worden Pond
Wakefield

Independent anticipates that the Mayflower acquisition will be approximately 1.5% accretive to 2014 earnings, exclusive of one-time charges, primarily driven by consolidation efficiencies and approximately 2% accretive annually thereafter. Independent believes that the transaction will generate an internal rate of return of approximately 15%, and estimates tangible book dilution of approximately 2% that will be recaptured in about 3 months with a “crossover” of approximately 5 years.

The transaction has been approved by the boards of directors of each company and is subject to certain conditions, including the receipt of required regulatory approvals, approval by Mayflower shareholders, and other standard conditions. The parties anticipate that the closing of the transaction will likely occur in the fourth quarter of 2013.

Independent was advised by Keefe, Bruyette & Woods and used Choate Hall & Stewart LLP as its legal counsel. Mayflower was advised by Sterne, Agee & Leach, Inc. and used Kilpatrick Townsend & Stockton LLP as its legal counsel.

About Independent Bank Corp.
Independent Bank Corp., which has Rockland Trust Company as its wholly-owned commercial bank subsidiary, has $5.7 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, visit www.RocklandTrust.com.
About Mayflower Bancorp., Inc.

Mayflower Bancorp, Inc. has $261 million in assets and is the holding company for Mayflower Bank, which was founded in 1889 as a Massachusetts chartered co-operative bank. Mayflower Bank is a full-service community bank that offers a variety of deposit products and makes mortgage loans for the construction, purchase, and refinancing of residential and commercial real estate as well as other commercial and consumer loans of various types. Mayflower Bank operates eight full-service offices in the Massachusetts communities of Bridgewater, Lakeville, Middleboro, Plymouth, Rochester, Wareham, and West Wareham.
Forward Looking Statements:

Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of Independent and Mayflower with the Securities Exchange Commission, in press releases and in oral and written statements made by or with the approval of Independent and Mayflower that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives and management expectations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ include, but are not limited to: (i) the risk that the businesses involved in the merger will not be integrated successfully or such integration may be more difficult, time-consuming, or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss, and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (vi)  local, regional, national and international economic conditions and the impact they may have on the parties to the merger and their customers; (vii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (viii) prepayment speeds, loan originations and credit losses; (ix) sources of liquidity; (x) shares of common stock outstanding and common stock price volatility; (xi) fair value of and number of stock-based compensation awards to be issued in future periods; (xii) legislation affecting the financial services industry as a whole, and/or the parties and their subsidiaries individually or collectively; (xiii) regulatory supervision and oversight, including required capital levels; (xiv) increasing price and product/service competition by competitors, including new entrants; (xv) rapid technological developments and changes; (xvi) the parties' ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xvii) the mix of products/services; (xiii) containing costs and expenses; (xix) governmental and public policy changes; (xx) protection and validity of intellectual property rights; (xxi) reliance on large customers; (xxii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiii) the outcome of pending and future litigation and governmental proceedings; (xxiv) continued availability of financing; (xxv) financial resources in the amounts, at the times and on the terms required to support the parties' future businesses; and (xxvi) material differences in the actual financial results of merger and acquisition activities compared with expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause Independent's and Mayflower's results to differ materially from those described in the forward-looking statements can be found in Independent's and Mayflower's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to the parties or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. The parties undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Additional Information:

In connection with the Merger, Independent will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Mayflower Bancorp, Inc. and a Prospectus of Independent, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Independent and Mayflower, at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents for Independent, free of charge, at www.RocklandTrust.com under the tab “Investor Relations” and then under the heading “SEC Filings.” Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, (781) 982-6858.

Mayflower and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Mayflower shareholders in connection with the Merger and the transactions contemplated thereby. Information about Mayflower's directors and executive officers is set forth in the proxy statement for its 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on June 20, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the

Merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.